UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2020

ACAMAR PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Brickell Avenue, Suite 2130

Miami, Florida 33131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (786) 264-6680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	ACAMU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ACAM	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	ACAMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 13, 2020, Kenneth Suslow elected to resign from his position as a director of Acamar Partners Acquisition Corp. (the “Company”). There were no disagreements between the Company and Mr. Suslow on any matters relating to the Company’s operations, policies or practices. The Company’s Board of Directors wants to thank Mr. Suslow for his time and dedication to the Company since his appointment.

To fill the vacancy on the Board of Directors after Mr. Suslow resigned, Teck Wong was appointed as a director of the Company. In addition, James Skinner, a current director of the Company has been appointed as the Chair of the Company’s Audit Committee. Mr. Wong was recently a Managing Director of the Blackstone Alternative Asset Management (“BAAM”) Hedge Fund Solutions Group and a member of the BAAM Special Situations Investing Group until December 2019. During Mr. Wong’s time at BAAM, his responsibilities included managing the Group’s investments in special purpose acquisition companies. Before joining BAAM in January 2018, Mr. Wong was a co-founder and Chief Investment Officer at Arrakasta Capital, starting in August 2015. Before the launch of Arrakasta Capital, Mr. Wong was a Managing Director and a Portfolio Manager at CarVal Investors from 2008 to 2014, overseeing investments in corporate, structured and distressed credits, and special situations equities. Mr. Wong began his investment career as a Senior Credit Analyst at Loews Corporation from 2003 to 2005, and then as a Director in distressed and special situations at Ramius Capital from 2005 to 2008. Prior to that, Mr. Wong worked as a proprietary trader at J.P. Morgan from 1996 until 1999. He also served as a co-founder and Director of Business Development at Q-Wireless from 2001 to 2002. Mr. Wong received a Bachelor’s degree, with distinction, in Economics and Asian Studies from Cornell University, and a Master of Business Administration degree from Harvard Business School.

Mr. Wong is currently not compensated for serving in any of his positions as a director of the Company. There is no family relationship between any of our directors or executive officers. There have been no transactions regarding Mr. Wong that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACAMAR PARTNERS ACQUISITION CORP.

	By:	/s/ Joseba Asier Picaza Ucar
Name: Joseba Asier Picaza Ucar
Title: Chief Financial Officer and Secretary

Dated: July 14, 2020